Exhibit 23.1




                   Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Incentive and Stock Compensation Plan of 1999 of Brown Shoe Company, Inc. of our reports dated March 4, 1999, with respect to the consolidated financial statements of Brown Shoe Company, Inc., formerly Brown Group, Inc., incorporated by reference in its Annual Report (Form
10-K) for the fiscal year ended January 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP

St. Louis, Missouri
July 22, 1999